As filed with the Securities and Exchange Commission on December 21, 1999
                                                    Registration No. 333-88285
                        SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                  FORM S-3
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          DROVERS BANCSHARES CORPORATION
                       (Name of registrant in its charter)

PENNSYLVANIA                          6022                          23-2209390
 (State or other jurisdiction    (Primary standard industrial (I.R.S. employer
of incorporation or organization) classification code number)  identification number)

         30 SOUTH GEORGE STREET, YORK, PENNSYLVANIA  17401, (717) 843-1586
           (Address and telephone number of principal executive offices)

              A. RICHARD PUGH, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       DROVERS BANCSHARES CORPORATION
                 30 SOUTH GEORGE STREET, YORK, PENNSYLVANIA  17401
                               (717) 843-1586
             (Name, address and telephone number of agent for service)

                                  COPIES TO:
                            Charles J. Ferry, Esquire
                                Rhoads & Sinon LLP
                One South Market Square, 12th Floor, P.O. Box 1146
                            Harrisburg, PA  17108-1146
                                (717) 233-5731

     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the following: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  EXPLANATORY NOTE


     On October 1, 1999, the Registrant filed a Registration Statement on Form S-3, File No. 333-88285, registering up to 232,558 shares of its common stock for a maximum aggregate offering price of $5,750,000 (the "Registration Statement").

     The offering to which the Registration Statement related has been terminated. Accordingly, in satisfaction of its undertaking in Item 17(3) of the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 solely to remove from registration 129,471 shares of common stock which, as of the termination of the offering, remain unsold.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of York, Commonwealth of Pennsylvania, on December 21, 1999.

                                                DROVERS BANCSHARES CORPORATION



                                             By:   /s/ A. Richard Pugh
                                                   A. Richard Pugh
                                                   Chairman, President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.


Signatures              Title                                 Date


/s/ A. Richard Pugh     Chairman of Board, President, Chief   December 21, 1999
A. Richard Pugh         Executive Officer and Director
                        (Principal Executive Officer)


/s/ Debra A. Goodling   Executive Vice President and          December 21, 1999
Debra A. Goodling       Treasurer (Principal Financial
                        Officer)


/s/John D.Blecher       Senior Vice President, Secretary      December 21, 1999
John D. Blecher         and Assistant Treasurer (Principal
                        Accounting Officer)


      *                 Director                              December 21, 1999
L. Doyle Ankrum


      *                 Director                              December 21, 1999
J. Samuel Gregory


      *                 Director                              December 21, 1999
Daniel E. Hess


      *                 Director                              December 21, 1999
George W. Hodges


      *                 Director                              December 21, 1999
Herbert D. Lavetan


      *                 Director                              December 21, 1999
Richard M. Linder


      *                 Director                              December 21, 1999
David C. McIntosh

      *                 Director                              December 21, 1999
Frank Motter


      *                 Director                              December 21, 1999
Robert L. Myers, Jr.


                        Director
Harlowe R. Prindle


      *                 Director                              December 21, 1999
Basil A. Shorb, III


      *                 Director                              December 21, 1999
D. John Sparler, Jr.


      *                 Director                              December 21, 1999
Gary A. Stewart


      *                 Director                              December 21, 1999
Robert H. Stewart, Jr.


      *                 Director                              December 21, 1999
Delaine A. Toerper


      *                Director                               December 21, 1999
James S. Wisotzkey




* By: /s/ John D. Blecher
      John D. Blecher
      Attorney-In-Fact










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